Exhibit 10.4

Medicine Man Technologies, Inc.
2017 Equity Incentive Plan

Stock Option and Performance Share Unit Award Agreement

This Stock Option and Performance Share Unit Award Agreement (this “Agreement”) is made and entered into as of [DATE], by and between Medicine Man Technologies, Inc., dba Schwazze, a Nevada corporation (the “Company”), and [EMPLOYEE NAME] (the “Participant”).

Stock Option	Performance Share Units
Grant Date: [INSERT]	Grant Date: [INSERT]
Exercise Price per Share: [INSERT]	Number of Performance Share Units: [INSERT]
Number of Option Shares: [INSERT]
Expiration Date: [INSERT]

1.Grant of Option.

1.1Grant of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the Medicine Man Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).

1.2Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company. The Option and this Agreement are subject to terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.Grant of Performance Share Units.

2.1Grant of Performance Share Units.  The Company hereby grants to the Participant, an award of Performance Share Units (the “RSUs,” and together with the Option, the “Award”) consisting of the right to receive a number of shares of Common Stock (or the cash equivalent, as determined in accordance with the terms of the Plan) set forth above, with settlement in accordance with the terms and conditions of this Agreement and the Plan.  The PSUs are being granted pursuant to the Plan.

2.2Consideration; Subject to Plan.  The grant of the PSUs is made in consideration of the services to be rendered by the Participant to the Company. The PSUs and this

Agreement are subject to terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

3.Vesting; Exercise Period for Option.

3.1Vesting Schedule. The Option will become vested and exercisable pursuant to the vesting schedule set forth in Exhibit A until the Option is 100% vested, unless sooner terminated in accordance with Section 4 of this Agreement.  The PSUs will become vested pursuant to the vesting schedule set forth in Exhibit A until the PSUs are 100% vested, unless sooner terminated in accordance with Section 4 of this Agreement.

3.2Expiration of Option. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan. In no event will the Option be exercisable after the Expiration Date.

4.Termination of Continuous Service.

4.1Termination for Reasons Other Than Cause, Death, Disability.

(a)Option.  If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 3 months following the termination of the Participant’s Continuous Service or (b) the Expiration Date. The unvested portion of the Option shall immediately terminate and cease to be exercisable.

(b)PSUs.  If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, any then-unvested PSUs will immediately terminate and be forfeited in their entirety as of the termination date.

4.2Termination for Cause.

(a)If the Participant’s Continuous Service is terminated for Cause, both the vested and unvested portions of the Option will immediately terminate and cease to be exercisable.  If the Participant’s Continuous Service is terminated for Cause, all unvested PSUs, the number of shares of Common Stock underlying vested PSUs will immediately terminate, be forfeited or be repaid (or any combination thereof) as of the date such termination occurs. In the event the Participant has sold or otherwise transferred any vested shares of Common Stock that are to be forfeited pursuant to this Section 4.2, the Participant shall pay to the Company an amount equal to the Fair Market Value of such shares of Common Stock as of the date of such termination, as determined by the Committee in its good faith discretion.

(b)For purposes of this Section 4.2, “Cause” means, as determined by the Committee in the Committee’s sole discretion, the commission of any act of fraud, embezzlement, dishonesty, or breach of fiduciary duty by, or at the request of, the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Affiliate), or any other intentional misconduct by such person adversely affecting the business or affairs or reputation of the Company (or any Affiliate) in a material manner, or the Participant’s discriminatory or harassing behavior, whether or not unlawful under federal, state or local law, or the Participant’s conviction of a felony; provided, however, that if the term or concept has been defined in an employment or similar type of agreement between the Company and the Participant, then “Cause” shall have the definition set forth in such agreement. The foregoing definition will not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss the Participant or other person in the service of the Company (or any Affiliate) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Cause.

4.3Termination due to Disability.

(a)Option.  If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date. The unvested portion of the Option shall immediately terminate and cease to be exercisable.

(b)PSUs.  If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, any unvested PSUs shall immediately terminate and be forfeited.

(c)For purposes of this Section 4.3, “Disability” means: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Participant is determined to be totally disabled by the Social Security Administration; provided, however, that if the term or concept has been defined in an employment or similar type of agreement between the Company and the Participant, then “Disability” shall have the definition set forth in such agreement.

4.4Termination due to Death.

(a)Option.  If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s death or (b) the Expiration Date. The unvested portion of the Option shall immediately terminate and cease to be exercisable.

(b)PSUs.  If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, any unvested PSUs shall immediately terminate and be forfeited.

4.5Definition of Continuous Service. For purposes of the Plan and this Agreement, “Continuous Service” means the absence of any interruption or termination of service as an employee or other service provider of the Company or any Affiliate. Continuous Service will not be considered interrupted or terminated in the case of: (i) sick leave approved by the Company or Affiliate, (ii) military leave, or (iii) any other bona fide leave of absence approved by the Company or Affiliate. Also, Continuous Service as an employee of the Company or an Affiliate will not be considered interrupted or terminated in the case of a transfer between locations of the Company or Affiliate, or a change in status from an employee of the Company or Affiliate to a consultant, independent contractor, or director of the Company or Affiliate, provided that, there is no interruption in Continuous Service between change in status. For the avoidance of doubt, subject to applicable laws, no period of notice, if any, or payment instead of notice that is given or that ought to have been given under applicable law, whether by statute, imposed by a court or otherwise, in respect of a Participant’s termination of employment or termination of Continuous Service that follows or is in respect of a period after the Participant’s last day of Continuous Service will be considered as extending the Participant’s period of employment or period of Continuous Service for the purposes of determining the Participant’s entitlement under this Agreement.

5.Manner of Exercise of Option.

5.1Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity (by reason of physical or mental disability, whether or not a Disability or legally adjudicated as such), the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Board from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a)the Participant’s election to exercise the Option;

(b)the number of shares of Common Stock being purchased;

(c)any restrictions imposed on the shares; and

(d)any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

5.2Payment of Exercise Price. To the extent permitted by applicable statutes and regulations, either:

(a)in cash or cash equivalent acceptable to the Company at the time the Option is exercised;

(b)by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of an executed form of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)through a “cashless exercise program” established with a broker that has been authorized by the Company;

(d)by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)by any combination of the foregoing methods; or

(f)in any other form of legal consideration that may be acceptable to the Board.

5.3Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means or by a combination of such means:

(a)tendering a cash payment;

(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold taxes from any compensation paid to a Participant.

5.4Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, which issuance shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

6.Dividend Equivalents; Settlement of Vested PSUs.

6.1Dividend Equivalents.  In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of PSUs (each, an “Additional PSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of PSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth.  Once credited, each Additional PSU shall be treated as a PSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement.

6.2Settlement Date.  Subject to the PSUs vesting in accordance with Section 3 and Exhibit A (or Section 9, if applicable), and the other terms and conditions of this Agreement, the PSUs will be settled as soon as practicable after any such PSUs have become vested, but in no event later than March 15th of the year following the year in which such vesting occurs, by delivery to the Participant of payment with respect to such PSUs in the form of shares of Common Stock or cash, as determined by the Committee in its sole discretion.

6.3Withholding.  If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the settlement of the PSUs, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the settlement of the PSUs by any of the following means or by a combination of such means:

(a)tendering a cash payment;

(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the settlement of the PSUs; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)delivering to the Company previously owned and unencumbered shares of Common Stock.

In addition, The Company has the right to withhold taxes from any compensation paid to a Participant.

6.4Issuance of Shares.  To the extent that PSUs are settled in shares of Common Stock, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, which issuance shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

7.No Rights as Shareholder. The Participant shall not have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to the Option unless and until, in accordance with the Participant’s exercise and purchase of some or all of the vested portion of the Option, certificates representing the shares have been issued by the Company to the Participant as the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.  In addition, the Participant shall not be deemed for any purpose to be the record owner of any shares of Common Stock underlying the PSUs pursuant to this Agreement, until, and to the extent, such PSUs are finally settled in shares of Common Stock.

8.Transferability. No portion of the Award is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and the Option is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Award, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Award will terminate and become of no further effect.

9.Change in Control.

9.1Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.  In addition, upon a Change in Control, the performance criteria with respect to the Participant’s PSUs shall be deemed to have been met at, and the Participant’s outstanding PSUs shall vest at, the “target” level (each as set forth in Exhibit A), and shall be settled in accordance with Section 6 of the Agreement.

9.2Cash-Out. In the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

9.3Definition of Change in Control. For purposes of the Plan, “Change in Control” means: (a) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (excluding for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (b) the consummation of (i) a reorganization, merger or consolidation involving the Company that requires the approval of the Company’s stockholders, that results in security holders of the Company immediately before such reorganization, merger or consolidation holding 50% or less of both the Common Stock (or the common equity of the surviving entity, as applicable) and the combined voting power of the voting securities of the Company (or such surviving entity, as applicable) outstanding immediately after such reorganization, merger or consolidation, or (ii) the sale of all or substantially all of the assets of the Company, or (c) approval of the stockholders of the Company of a liquidation or dissolution of the Company; provided, however, solely with respect to the payment of an Award that is subject to Section 409A of the Code and solely to the extent required for any such payment to avoid violating Section 409A of the Code, this definition of Change in Control shall be interpreted and applied to mean a “change in control event” within the meaning of Section 409A of the Code and the U.S. Treasury Regulations and other guidance promulgated thereunder; provided, further, that, notwithstanding the foregoing definition or any other term of the Plan, the term “Change in Control” will not include a reorganization, merger, consolidation, sale of assets or other transaction effected exclusively for the purpose of changing the domicile of the Company.

10.Adjustments. The shares of Common Stock subject to the Option and the PSUs may be adjusted or terminated in any manner as contemplated by Section 9 of the Plan.

11.Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise, or in connection with the grant, vesting, or settlement of the PSUs; and (b) does not commit to structure the Option or PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

12.Leak Out. All shares of Common Stock issued pursuant to this Agreement may be liquidated at a daily rate of no more than 5% of the preceding 5-day average volume of the Company’s Common Stock on any given trading day.

13.Non-Competition and Non-Solicitation.

13.1Non-Competition and Non-Solicitation Restrictions. In consideration of the Award, the Participant agrees and covenants not to:

(a)contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the cannabis industry for a period of 1 year following the Participant’s termination of Continuous Service;

(b)directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for 1 year following the Participant’s termination of Continuous Service;

(c)directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of 1 year following the Participant’s termination of Continuous Service.

13.2Enforcement of Non-Competition and Non-Solicitation Restrictions. In the event of a breach or threatened breach by the Participant of any of the covenants contained in Section 13.1:

(a)any unvested portion of the Award shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and

(b)the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

14.Compliance with Law. The exercise of the Option and the issuance and any transfer of shares of Common Stock pursuant to the Option or the settlement of PSUs in Common Stock of the Company shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws, regulatory agencies and any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Award unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

15.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

17.Interpretation. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.

18.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

19.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

20.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

21.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

22.No Impact on Other Benefits. The value of the Participant’s Award is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23.Not an Employment Contract.  This Agreement is not an employment contract and nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, or for any reason or no reason.

24.Section 409A.  This Award is intended to either (i) qualify for an exemption under Section 409A of the U.S. Internal Revenue Code and the final regulations promulgated thereunder (“Section 409A”) or (ii) satisfy the requirements of Section 409A. This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the forgoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Participant to incur any tax, interest or penalties under Section 409A, the Company may, in its sole discretion and without the Participant’s consent, modify such provision to (x) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, or (y) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 24 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties under Section 409A.  If the Participant is a “specified employee” as defined under Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

25.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MEDICINE MAN TECHNOLOGIES, INC. DBA SCHWAZZE

By:_______________________________________ Name: Title:

Participant
By:_______________________________________ Name:

Exhibit A – Vesting Schedule

A.	Stock Option

Except as may otherwise be provided herein, subject to the Participant’s Continuous Service with the Company and achievement of the applicable performance criteria, the Option granted under this Agreement shall become vested and nonforfeitable in accordance with the following schedule:

[INSERT SCHEDULE INCLUDING APPLICABLE PERFORMANCE CRITERIA]

B.	Performance Share Units

Except as may otherwise be provided herein, subject to the Participant’s Continuous Service with the Company and achievement of the applicable performance criteria, the PSUs granted under this Agreement shall become vested and nonforfeitable in accordance with the following schedule:

[INSERT SCHEDULE INCLUDING APPLICABLE PERFORMANCE CRITERIA]